UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2008 (October 8, 2008)

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 7.01. Regulation FD Disclosure.

The following information is furnished pursuant to Item 7.01, “Regulation FD Disclosure.”

On October 8, 2008, Net 1 UEPS Technologies, Inc. (“Net1”) issued a media release in South Africa announcing the listing of its common stock in South Africa on the Financial Administration sector of the South African stock exchange Main Board, the JSE Limited, under the symbol NT1. A copy of Net1’s media release is attached as Exhibit 99.1.

Item 8.01. Other Events.

The following information is furnished pursuant to Item 8.01, “Other Events.” On October 10, 2008, Net1 issued a press release announcing that it has received Bidders Notice number 11 from the South African Social Security Agency (“SASSA”), advising bidders that the Bid Adjudication Committee has submitted its report and recommendations in respect of the Payment Service Tender to the Chief Executive Officer (“CEO”) of SASSA. The Bid Adjudication Committee has recommended to the Chief Executive Officer of SASSA that no award be made in respect of the tender and that a fresh tender process be commenced, as the Bid Evaluation Committee concluded that the evaluation process followed has been unreliable. According to the Bidders Notice, the CEO of SASSA has to decide whether he will accept the recommendations of the Bid Adjudication Committee, or propose a different course of action. A copy of Net1’s press release is attached as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Media Release, dated October 8, 2008, issued by Net 1 UEPS Technologies, Inc.

99.2	Press Release, dated October 10, 2008, issued by Net 1 UEPS Technologies, Inc.

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SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

Date: October 10, 2008	By:	/s/ Serge Belamant
Dr. Serge C.P. Belamant
Chief Executive Officer and Chairman of the Board